UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2024

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 S. Australian Avenue, Suite 1300

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

On April 30, 2024, the Company held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 15, 2024 (the “Proxy Statement”):

Proposal 1:	The election of two directors to serve as Class I directors until the 2027 annual meeting of stockholders.

Proposal 2:	The ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3:	The approval of certain security issuances for purposes of complying with NYSE Listing Rule 312.03(b)(i).

Voting Results

On the record date, there were (a) 28,177,917 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), and (b) 3,213,678 shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C common stock,” and together with the Class A common stock, the “common stock”), issued and outstanding, entitled to 57,101,019 votes in the aggregate. Of the 57,101,019 votes that were eligible to be cast by the holders of common stock at the Annual Meeting, 34,643,212 votes, or approximately 60.67% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to serve as Class I directors until the 2027 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James Rinn	34,464,418	178,794	—
Kelly Loeffler	34,446,880	196,332	—

Proposal 2: Ratification of Appointment of UHY LLP.

The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,601,461	21,079	20,672	—

Proposal 3: Approval of certain security issuances for purposes of complying with NYSE Listing Rule 312.03(b)(i).

The Company’s stockholders approved the proposal to approve certain security issuances for purposes of complying with NYSE Listing Rule 312.03(b)(i). The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,017,808	2,597,532	27,872	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: April 30, 2024	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer

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